AMENDMENT TO LOAN AGREEMENT
THIS AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is executed as of October 8, 2024, but to be effective as of the Effective Date by and among Borrower, Guarantor, and Administrative Agent, and acknowledged and agreed to by Lenders.
EFFECTIVE DATE:  October 2, 2024
BORROWER:  The Saint June, L.P., a Texas limited partnership
ADMINISTRATIVE AGENT:  Texas Capital Bank, a Texas state bank, formerly known as Texas Capital Bank, National Association, a national banking association
LENDERS:  Lenders signatory to the Loan Agreement from time to time
GUARANTOR:  Stratus Properties Inc., a Delaware corporation
PROPERTY:
Lot 1, Block “A”, AMARRA DRIVE, PHASE 3, a subdivision in Travis County, Texas, according to the map or plat thereof recorded under Document No. 200900074, as further affected by Affidavit recorded under document No. 2014004354 of the Official Public Records of Travis County, Texas
Recitals:
A.    Borrower and Administrative Agent executed a Loan Agreement (as amended, the “Loan Agreement”) dated as of June 2, 2021, in connection with the construction loan from Administrative Agent, and Lenders thereto to Borrower to finance the costs of certain improvements to the Property (the “Loan”).
B.    To evidence the Loan, Borrower executed (i) the Amended and Restated Note dated August 13, 2021, in the stated principal amount of $25,320,000.00, and payable to the order of Administrative Agent, as a Lender (the “Original TCB Note”), (ii) the Note dated of even date herewith, in the stated principal amount of $2,000,000.00, and payable to the order of Administrative Agent, as a Lender (the “New TCB Note”), and (iii) the Note dated August 13, 2021, in the stated principal amount of $5,000,000.00, and payable to the order of TexasBank, a Texas state bank, as assigned and assumed by Texas Capital Bank, as new payee of even date herewith (as amended, assigned and assumed, the “TexasBank Note” and together with the Original TCB Note, and the New TCB Note, collectively, the “Note”).
C.    The Note is secured in part by the Amended and Restated Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing executed by Borrower

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in favor of Administrative Agent dated of even date with Loan Agreement (the “First Lien Deed of Trust”), and recorded under Instrument Number 2021123810 of the real property records of Travis County, Texas against the Property.
D.    Additionally, the Note is secured in part by the Second Lien Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing executed by Borrower in favor of Administrative Agent dated of even date herewith (the “Second Lien Deed of Trust” and together with the First Lien Deed of Trust, collectively, the “Deeds of Trust”), and recorded under Instrument Number *                 of the real property records of Travis County, Texas, against the Property.
E.    The Loan Agreement, the Note, the Deeds of Trust, and all other documents executed in connection with the Note are sometimes collectively referred to herein as the “Loan Documents.”
F.    Guarantor has guaranteed the payment of the Note and the performance of Borrower’s obligations under the Loan Documents (subject to the limitations contained in the Guaranty executed by Guarantor) (the “Guaranty”).
G.    Borrower, Guarantor, and Administrative Agent have agreed to modify the Loan Agreement as stated herein.
THEREFORE, Borrower, Guarantor, and Administrative Agent agree as follows:
1.Recitals. The recitals above are incorporated herein by this reference thereto.
2.Terms. Capitalized terms not defined herein shall have the same meaning and definition as those defined and used in the Loan Agreement.
3.Principal Balances. The unpaid principal balance of the Original TCB Note is $24,874,041.39, as of the Effective Date; the unpaid principal balance of the New TCB Note is $2,000,000.00, as of the Effective Date; and the unpaid principal balance of the TexasBank Note is $4,911,935.50, as of the Effective Date. Notwithstanding anything to the contrary contained in the Loan Agreement (including the provision in Section 2.10 of the Loan Agreement prohibiting further Advances under the Extension Period (First):
(i)    $445,959.00 remains available to draw under the Original TCB Note; $88,064.00 remains available to draw under the TexasBank Note; and Borrower may draw Advances under the Original TCB Note (up to $445,959.00) subject to compliance with the terms and conditions of Section III of the Loan Agreement.
(ii)    Contemporaneously with the execution of this Amendment and other documents contemplated hereunder (including the New TCB Note, and the

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Second Lien Deed of Trust), Lender will advance Borrower $2,000,000.00 under the New TCB Note and Borrower may use those proceeds to re-pay or partially pre-pay loans from partners of Borrower and other of Borrower’s partnership purposes.
4.Principal Payments. Pursuant to the Loan Agreement, Borrower hereby acknowledges and agrees that on the first Payment Date following the commencement of the Extension Period (First) until the Maturity Date (First Extended), Borrower shall be required to make Monthly Principal Payments each month in the amount of $39,736.51.
5.Commitment Increase. As evidenced and secured by the New TCB Note, the parties hereto have agreed to increase the Aggregate Commitment from $30,320,000.00 to $32,320,000.00. Therefore, as of the Effective Date, the defined terms “Aggregate Commitment”, and “Loan Amount” in the Loan Agreement are each amended and restated in their entireties and replaced with the below definitions, respectively. Furthermore, as of the Effective Date, Schedule I of the Loan Agreement is deleted in its entirety and replaced with a new Schedule I attached hereto.
“Aggregate Commitment” means, as of any date of determination, the aggregate of the Commitments of all the Lenders, less the sum of all principal payments made by Borrower, if any. As of the date hereof, the Aggregate Commitment is $32,320,000.00.
“Loan Amount” means the amount of $32,320,000.00.
6.Decrease in Applicable Margin. The parties hereto have agreed to decrease the Applicable Margin to 2.35%. Therefore, as of the Effective Date, the defined term “Applicable Margin” in the Loan Agreement is amended and restated in its entirety and replaced with the below definition.
“Applicable Margin” means a rate equal to two hundred thirty-five (235) basis points (2.35%) per annum.
7.Exercise of Extension Period (First).     Under Section 2.10 of the Loan Agreement, Borrower has the right and option to extend the initial Maturity Date of the Loan, and Borrower hereby wishes to exercise its first of two options to extend such initial Maturity Date to the Maturity Date (First Extended). Notwithstanding Borrower’s failure to timely give notice of its exercise of the Extension Period (First) or any failure to satisfy any of the other prerequisites of the Extension Period (First), the parties hereto agree that, as of the Effective Date, such initial Maturity Date is extended to the Maturity Date (First Extended) under the terms and conditions of the Loan Agreement.
8.Exit Fee. Borrower may prepay or repay the Loan (including partial repayments) at any time, subject to an exit fee in the amount of one percent (1.00%) of the principal amount

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repaid in immediately available funds, payable to Administrative Agent contemporaneously with such repayment (the “Exit Fee”). The Exit Fee will be waived in the event: (a) the Loan is refinanced with Texas Capital Bank; (b) Texas Capital Bank’s preferred agency vendor provides permanent financing for the Loan; or (c) the Property is sold to an unrelated third party in an arm’s length transaction.
9.Representations. In order to induce Administrative Agent to enter into this Amendment and to modify and amend the Loan Documents, Borrower represents to Administrative Agent that the statements set forth in this Section 9, after giving effect to this Amendment, will be true, correct and complete:
(a)As of the Effective Date, all representations and warranties of Borrower contained in the Loan Agreement are true and correct as if made on the Effective Date.
(b)Borrower and Guarantor have the full power and authority to enter into this Amendment, to execute and deliver this Amendment, and to incur and perform the obligations provided for herein, all of which have been duly authorized by all necessary action.
(c)This Amendment has been duly executed and delivered by Borrower and Guarantor, and constitutes the valid and legally binding obligations of Borrower and Guarantor, enforceable against Borrower and Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally, and the exercise of judicial discretion in accordance with general principles of equity, regardless of whether considered in a proceeding at law or in equity.
(d)The liens, security interests and assignments created and evidenced by the Deeds of Trust are valid and subsisting. There are no offsets, claims or defenses to the Note, the Deeds of Trust, or any of the other Loan Documents.
10.Conditions to Amendment. The following are conditions to this Amendment and must be satisfied to Administrative Agent’s satisfaction:
(a)Borrower and Guarantor have executed and delivered to Administrative Agent this Amendment and other documents to be executed and delivered in connection herewith;
(b)Borrower has paid to Administrative Agent a loan Extension Fee in the amount of $80,800.00;
(c)Borrower has paid all expenses incurred by Administrative Agent in connection with this transaction, including appraisal fees, title policy premiums,

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recording fees and closing costs, as applicable;
(d)Borrower has paid the fees and expenses of counsel to Administrative Agent incurred in connection with the preparation and negotiation of this Amendment and other documents executed and delivered in connection herewith;
(e)Borrower has paid for and provided to Administrative Agent a loan policy of title insurance in a form acceptable to Administrative Agent, in its sole and absolute discretion, issued by the Title Company, on a coinsurance or reinsurance basis (with direct access endorsement or rights) if required by Administrative Agent, in the maximum amount of the New TCB Note, insuring that the Security Instrument constitutes a valid second lien covering the Land and Improvements, subject only to those exceptions that Administrative Agent may approve in writing and containing those endorsements that Administrative Agent may require and which are available under applicable title insurance rules and regulations;
(f)Administrative Agent has received certificates of existence and good standing (or similar documentation) for Borrower and its general partner, certified by the Secretary of State or other governmental authority; and
(g)Borrower has provided Administrative Agent such other items as Administrative Agent may reasonably require.
Notwithstanding the terms and conditions of the Fee Letter, immediately upon Administrative Agent’s grant, and Borrower’s exercise, of the Extension Period (First), Borrower shall pay to Administrative Agent the Extension Fee in the amount set forth in Section 10(b) above. Furthermore, notwithstanding the terms and conditions of the Fee Letter, the second Extension Fee in the amount of $80,800.00 shall be paid on or before the effective date of Extension Period (Second), as applicable.
11.Further Assurances. Borrower shall execute and deliver to Administrative Agent such further assurances and shall take such other further actions as Administrative Agent may from time to time reasonably request to further the intent and purpose of this Amendment, to maintain and protect the rights and remedies created in favor of the Administrative Agent under this Amendment, the Loan Agreement and any other of the Loan Documents, and to give, grant, confirm or perfect a lien and security interest on the Property or other assets of Borrower in favor of Administrative Agent pursuant to the terms of the Loan Documents.
12.Release. Borrower and Guarantor release, remise, acquit and forever discharge Administrative Agent, together with each Affiliate thereof and their respective officers, directors, employees, attorneys and agents (all of the foregoing the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, counterclaims, defenses, demands, liabilities, obligations, damages and expenses prior to and including the Effective Date,

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of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties and in any way directly or indirectly arising out of or in any way connected to this Amendment or the Loan Documents, or any of the transactions associated therewith, or the Property, including specifically, but not limited to, claims of usury, calculation or manipulation of any variable interest rate, lack of consideration, fraudulent transfer and lender liability. THE FOREGOING RELEASE INCLUDES ACTIONS AND CAUSES OF ACTION, JUDGMENTS, EXECUTIONS, SUITS, DEBTS, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, DAMAGES AND EXPENSES ARISING AS A RESULT OF THE NEGLIGENCE AND/OR THE STRICT LIABILITY OF ONE OR MORE OF THE RELEASED PARTIES, BUT EXCLUDES THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE RELEASED PARTIES.
13.Ratification. All terms and provisions of the Loan Agreement, except as specifically modified in this Amendment, shall remain in full force and effect.
14.Consent and Ratification by Guarantor. Guarantor consents to the modification of the Loan Agreement, as evidenced by this Agreement. The Guaranty executed by Guarantor for the benefit of Administrative Agent shall continue in full force and effect, and is hereby ratified and confirmed by Guarantor in all respects.
15.Modification. This Amendment is a modification of an existing loan. Borrower and Administrative Agent expressly agree that their intent is to modify the Loan Agreement, and that this Amendment does not constitute and shall not be construed as a novation of the Note or any of the Loan Documents.
16.Referenced Terms. This Amendment, and the New TCB Note are each a “Loan Document” within the meaning of the definition of “Loan Documents” in the Loan Agreement. Each reference in the Loan Documents to the “Loan Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement shall collectively mean the Loan Agreement, as amended hereunder.
17.GOVERNING LAW. This Amendment and the Loan Documents shall be governed by and construed in accordance with the laws of the State of Texas and the laws of the United States of America applicable to transactions in Texas.
18.Miscellaneous. This Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of Administrative Agent and Borrower, subject to any limitations in the Loan Documents concerning the sale or other transfer of the collateral property. Whenever used herein, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders. The captions, headings, and arrangements used in this Amendment are for convenience only and do not in any way affect,

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limit, amplify, or modify the terms and provisions hereof. In the event any one or more of the provisions contained in this Amendment, or in any other instrument referred to herein or executed in connection with or as security for the Note shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Amendment or any such other instrument.
19.Counterparts. This Amendment may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument.
[signature page follows]

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THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
BORROWER:
The Saint June, L.P.
a Texas limited partnership

By:    The Saint June GP, L.L.C., a Texas limited liability company, General Partner

By:    STRS L.L.C., a Delaware limited liability company, Manager

By:    Stratus Properties Inc., a Delaware corporation, Sole Member and Manager
By:     \s\ Erin D. Pickens
Erin D. Pickens,
Senior Vice President

GUARANTOR:
Stratus Properties Inc.
a Delaware corporation

By:     \s\ Erin D. Pickens
Erin D. Pickens, Senior Vice President

Amendment to Loan Agreement Signature Page

ADMINISTRATIVE AGENT:
Texas Capital Bank
a Texas state bank,
f/k/a Texas Capital Bank, National Association
a national banking association

By:     \s\ Patrick Glenn
Patrick Glenn, Vice President

ACKNOWLEDGED AND AGREED TO BY LENDERS:

Texas Capital Bank
a Texas state bank,
f/k/a Texas Capital Bank, National Association
a national banking association

By:     \s\ Patrick Glenn
Patrick Glenn, Vice President

Amendment to Loan Agreement Signature Page

SCHEDULE I
Lenders

Lender	Commitment	Pro Rata Share
Texas Capital Bank	$32,320,000.00	100.000000%
Total	$32,320,000.00	100.000000%

Amendment to Loan Agreement Schedule I